Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
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                          OREGON TRAIL FINANCIAL CORP.
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               (Name of Registrant as Specified in Its Charter)

                          OREGON TRAIL FINANCIAL CORP
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                  (Name of Person(s) Filing Proxy Statement)

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The following advertisement will be submitted to newspapers in Oregon Trail's primary market area:

                                  (OTFC Logo)
                     Holding company for Pioneer Bank, FSB


Dear Shareholders, Customers, Community Members and Friends,

One hundred years ago, Pioneer Bank, then called Eastern Oregon Building and Loan Association, committed itself to the financial needs of Eastern Oregon. Now, a century later, Pioneer Bank is still working for its friends and neighbors. In 1997, to further strengthen our Bank, we raised additional capital by converting to stock ownership and organized Oregon Trail Financial Corp. ("OTFC"), our publicly traded holding company.

The additional capital raised in converting to stock ownership provided funding for additional human resources, product expansions and facilities to better meet your financial needs. We are pleased with the tremendous loan and deposit growth we have experienced in these first few years of transition. More importantly to our shareholders, we have enjoyed record earnings in the last two completed quarters. However, we have a new shareholder from the east
coast who thinks your Bank should be sold.   Although we appreciate
suggestions on how we can better serve our customers and enhance shareholder value, we do not agree with Mr. Stilwell.

Here is why:

NEW MANAGEMENT'S STRATEGIC INITIATIVES ARE WORKING TO INCREASE SHAREHOLDER
VALUE.

OTFC STOCK IS UP OVER 60% since new management took over less than 18 months ago.

     o June 30, 2001 quarterly Return on Equity is above our peer group (excluding Stilwell related expenses).
     o For the quarter end June 30, 2001, our EARNINGS PER SHARE (EPS) WERE UP 78% from the same period last year.
     o Company guidance predicts March 31, 2002 quarterly EPS WILL BE UP TO 128% HIGHER than EPS for the quarter ended March 31, 2000.

LEVERAGE OF CAPITAL IS NOT COMPLETE.

     o OTFC HAS REPURCHASED OVER 26% OF ITS SHARES originally outstanding, at a total cost of $16.7 million, reducing its capital down to 13.22% of assets.
     o OTFC HAS OVER $18 MILLION IN CASH FOR FUTURE NEAR-TERM AGGRESSIVE SHARE REPURCHASES.

FRANCHISE VALUE IS INCREASING.

     o DEPOSITS ARE UP 42% since 1997, the last fiscal year prior to the Company's conversion to stock ownership, and 7% for 2001.
     o    LOANS ARE UP 80% since 1997 and 14% for 2001.
     o COMMERCIAL AND CONSUMER LOANS ARE UP TO 45% of total loans from 26% in 1997, (and our loan quality is considered excellent!).

Mr. Stilwell is attempting to replace one of your local board members with his own nominee. However, we do not believe we need his director on your board. Here is why:

WE BELIEVE STILWELL'S NOMINEE IS UNSUITABLE FOR THE OTFC BOARD.

     o STILWELL'S NOMINEE HAS BEEN ENTICED TO SERVE with short-term stock options enabling him to purchase, from Stilwell, over $300,000 of OTFC stock at favorable terms.
     o    Stilwell's nominee is an attorney with no banking experience.
     o Stilwell's nominee was a partner at the law firm being paid by Stilwell to sue OTFC.
     o    Stilwell's nominee has never lived in the Company's market area.

SUPPORTING STILWELL'S SHORTSIGHTED AGENDA WILL INCREASE EXPENSES. HERE IS WHY:

     o Stilwell says he will request reimbursement of HUNDREDS OF THOUSANDS OF DOLLARS from OTFC, in connection with his proxy solicitation and other legal fees, if his nominee is elected.
     o Stilwell's actions have already caused OTFC to spend over $400,000 in professional fees and legal services.

WHAT YOU SHOULD KNOW ABOUT STILWELL'S LAWSUITS/CLAIMS:

     o A meritless suit was brought against director, Chuck Rouse, which was dismissed after the Judge found there was "no evidence".
     o A meritless suit was brought against director, Ed Elms, which was also dismissed.
     o The Board does not receive compensation for overseeing the employee condo nor does any member use it. The $125 monthly fee referred to by Mr. Stilwell is compensation for overseeing Pioneer Development Corp. which invests in millions of dollars of real estate contracts and securities.

We are proud to be the largest public company headquartered in our marketplace. As of June 30, 2001, Oregon Trail Financial Corp., the Bank's parent company, had over $400 million in assets and over $56 million in equity. The Eastern Oregon economy has struggled with high unemployment, yet our loan portfolio is one of the best in the nation with respect to the low level of problem and delinquent loans. We believe Pioneer Bank's extraordinary financial strength combined with its excellent loan portfolio make it one of the safest choices for banking in the entire Northwest.

Thank you for helping us prosper through the last one hundred years. We value our relationship with each and every community member and customer. Our dominant market share lets us know that you also value Pioneer Bank. We are proud to serve your financial needs and take our responsibilities very seriously.

As the large banks exit our rural marketplace, we strive to fill in and help wherever possible.

We are also pleased to be a major contributor to the local economy. Our 130 employees, earning a combined $4 million payroll, are honored to support our hometown businesses and community groups. Pioneer Bank donates over $40,000 per year to local community groups and charities while bank employees contribute over 14,000 working hours per year to these favorite causes.

SUMMARY

OTFC is increasing earnings, earnings per share, book value, market value, and franchise value. In contrast, Stilwell's actions are increasing OTFC expenses and derailing our efforts to maximize the value of your investment.

Your Board of Directors UNANIMOUSLY URGES shareholders to COMPLETE, SIGN, DATE AND RETURN Management's "GREEN" Proxy voting "FOR" Lienkaemper and Gentry and THROW AWAY all "Blue and White" proxy cards that you receive from Stilwell.

Respectfully yours,

/s/Stephen R. Whittemore      /s/Charles Rouse,    /s/John Lienkaemper
Stephen R. Whittemore,        Charles Rouse,      John Lienkaemper,
   Director and Chairman         Director            Director

/s/Al Durgan                  /s/John Gentry      /s/Ed Elms
Al Durgan,                    John Gentry,        Ed Elms,
   Director                      Director            Director

On August 29, 2001, the Company filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the Company's 2001 annual meeting of stockholders. Copies of the definitive proxy statement were mailed to stockholders on or about August 29, 2001. Investors and security holders are urged to read the definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to the Company at P.O. Box 846, Baker City, Oregon 97814, attention President.

Forward-Looking Information
This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and the current economic environment. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services.

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